Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Robert A. Gladstone

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Carley Ward**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Mengyi "Jason" Ye

John O’Leary***

Christopher S. Myles

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

July 16, 2015

IHO-AGRO International, Inc.

3101 Portofino Point, Unit 04

Coconut Creek, FL 33066

Gentlemen:

You have requested our opinion as counsel for IHO-Agro, International. Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to an offering of 1,095,050 shares of the Company’s common stock, made pursuant to Regulation D and Regulation S, as promulgated by the Commission under the Act, with such shares having previously been issued (the “Offering”), 54,752 shares of the Company’s common stock previously issued to the investors in the Offering which represents a 5% premium issued to the investors who participated in the offering (the “Premium Shares”), 700,000 shares of the Company’s common stock previously issued to affiliates, 500,000 shares issued to a consultant pursuant to a 4(2) exemption under the Act, and 547,525 shares of the Company’s common stock to be issued upon exercise of warrants sold to the investors in the Offering, with such shares having not yet been issued (the “Warrant Shares”) (collectively, the “Shares”) for an aggregate of 2,897,327 Shares of the Company’s common stock, par value $0.001 per share.

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);
(c)	the Certificate of Incorporation of the Company dated July 29, 2014;
(d)	a Board of Directors resolution ratifying the Offering pursuant to Regulation D and Regulation S of the Act and the subsequent issuance of Premium Shares to the investors;
(e)	a Board of Directors resolution ratifying the registration of the Shares on the Registration Statement;

July 16, 2015

(f)	a Board of Directors resolution authorizing the issuance of shares to consultants;
(g)	a Board of Directors resolution authorizing the issuance of the Warrant Shares pursuant to the Offering and holding the Warrant Shares in reserve until such issuance occurs;
(h)	a Board of Directors resolution authorizing the issuance of shares to affiliates;
(i)	a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated June 19, 2015.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officer’s Certificate. In reliance on the factual matters contained therein, and based upon our review of the foregoing, it is our opinion that the Shares, have been duly authorized, were legally issued, fully paid and are non-assessable, and that the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg Jaclin
Gregg E. Jaclin
For the Firm